Exhibit 10.1
AGREEMENT AND RELEASE

This Agreement and Release (“Agreement”) is made and entered into as of July 14, 2026, by and between Sid Tool Co., Inc. dba MSC Industrial Supply Co. (the “Company”) and Neal Dongre (“Employee”) (each a “Party” and collectively, the “Parties”).

WHEREAS, Employee has been employed by the Company at-will as its Senior Vice President, General Counsel and Corporate Secretary; and

WHEREAS, Employee has elected to voluntarily relinquish his positions and resign from his roles as Senior Vice President, General Counsel and Corporate Secretary of the Company effective on the Transition Date (as defined below) and to voluntarily resign from his employment with the Company effective on the Separation Date (as defined below); and

WHEREAS, Company believes it is in the Company’s best interest for the Employee to aid in a successful transition of his duties and the parties hereto have expressed their desire to have Employee continue as Senior Vice President, General Counsel and Corporate Secretary until a successor is appointed at which time the Employee shall relinquish his title and resign from his roles as Senior Vice President, General Counsel and Corporate Secretary, and continue employment thereafter as Special Advisor of the Company until the Separation Date (as defined below); and

WHEREAS, Employee and the Company desire to enter into this Agreement setting forth the terms and conditions of the Employee’s continued employment and the termination thereof in an amicable and definitive manner, to provide for certain transition responsibilities, and to settle, compromise, and resolve any and all claims Employee may have against the Company and/or any of Company’s Affiliates (as defined below); and

WHEREAS, Employee has been allowed at least 21 days within which to consider this Agreement.

NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, Employee and the Company hereby agree as follows:

1.    Separation from Employment and Transition Period.

(a)    Employee hereby resigns as Senior Vice President, General Counsel and Corporate Secretary upon the Company’s appointment of a new General Counsel and Corporate Secretary (the “Transition Date”). Employee agrees to execute any documents necessary to effect Employee’s resignation under the Company’s bylaws upon request of the Company. Concurrent with his resignation as Senior Vice President, General Counsel and Corporate Secretary, Employee will also resign from all officer and board of director positions, trusteeships, committee memberships and fiduciary capacities held with, or on behalf of, Company, any Affiliate, or any benefit plans of Company, to the extent not previously removed by the Company (but such removal and resignation is not intended to obviate or eliminate Employee’s common law fiduciary obligations to the Company or to obviate or eliminate Company’s existing obligations to Employee, including without limitation, Company’s indemnification obligations to Employee under that certain Indemnification Agreement dated April 10, 2022).

(b)    In consideration for Employee’s promises and releases set forth in this Agreement, and subject to the other terms and conditions of this Agreement, Company agrees to continue Employee’s employment through August 31, 2026, subject to earlier termination only as set forth below. Beginning on the Transition Date through the Separation Date (as defined below), Company will employ Employee in the position of Special Advisor. Unless otherwise agreed by Employee and Company in writing signed by both Parties, Employee’s employment with Company will terminate on the earlier of (i) 11:59 PM on August 31, 2026, (ii) termination by the Company for “Cause” (as defined below), or (iii) Employee’s resignation by giving two (2) weeks’ prior written notice to the Company (the effective date of any such termination the “Separation Date”).

(c)    Employee understands and agrees that upon his resignation as Senior Vice President, General Counsel and Corporate Secretary, he will have no signatory authority with respect to any agreement of Company or any Affiliate. Without limiting the foregoing, Employee agrees to reasonably assist the Company in completing any documentation necessary for the Company to transition and/or replace Employee as a signatory for, or notice person of, the Company or Affiliate.

(d)    The period from the Effective Date to and including the Separation Date is hereinafter referred to as the “Transition Period.” During the Transition Period, Employee shall use his best efforts in the performance of his duties for the Company, on a full-time basis, shall not undertake other paid employment or engage in any other business activity without prior written consent of the Company, and shall comply with all applicable laws and Company policies. During the period prior to the Transition Date, in addition to his duties and responsibilities associated with Senior Vice President, General Counsel and Corporate Secretary, Employee shall begin the process of transitioning his role, as reasonably requested by the CEO from time to time, to ensure an orderly transition of his role on the Transition Date. During the period from the Transition Date to the Separation Date, Employee’s primary duties and responsibilities will be the provision of legal or strategic advice requested by the Employee’s successor.

(e)    Notwithstanding the foregoing, the Company can terminate Employee’s employment immediately at any time for “Cause,” with no further obligation under this Agreement, in the event of Employee’s (i) willful and continued failure to substantially perform his duties with the Company and its subsidiaries (other than any such failure resulting from his incapacity due to physical or mental illness), (ii) engaging in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise, (iii) engaging in fraud, breach of fiduciary duty, dishonesty, misappropriation or other actions that cause damage to the property or business of the Company or its subsidiaries, or (iv) Employee’s conviction of, or entering a plea of nolo contendere to, a felony. In addition, if Employee gives notice of resignation with an effective date of resignation prior to August 31, 2026 under Paragraph 1(b)(iii) of this Agreement, the Company, in its sole discretion, can terminate Employee’s employment at any time during the notice period and pay Employee the salary that Employee would have received had he continued to work during the remainder of the notice period, less taxes and withholdings required by law and deductions authorized by Employee.

2.    Compensation and Benefits. Conditioned on Employee executing and not revoking this Agreement, and his compliance with the terms of this Agreement, the Company agrees to pay Employee the following:

(a)    During the Transition Period, Company will continue to pay Employee a base salary of $18,421.16 bi-weekly less normal taxes and deductions, payable in accordance with Company’s normal payroll procedures. Employee also shall continue to participate during the Transition Period in the employee benefit plans that the Company makes available to its employees generally in which Employee participated as of the date of this Agreement. Employee also shall be entitled to normal expense reimbursements in compliance with the Company’s expense reimbursement policy during the Transition Period.
(b)    Treatment of Equity. The Employee shall continue to vest in all of his equity awards of the Company granted under the MSC Industrial Direct Co., Inc. 2015 Omnibus Incentive Plan and the MSC Industrial Direct Co., Inc. 2023 Omnibus Incentive Plan (collectively, the “Omnibus Plans”), through the Separation Date in accordance with the terms and conditions of the Omnibus Plans and the award agreements thereof.

(c)    As additional consideration for Employee’s covenants in this Agreement, in recognition of Employee’s continued service through the end of the performance period and assistance with leadership transition activities during the Transition Period, Company will pay Employee the “2026 Annual Incentive Payment” and provide Employee the “Accelerated Vesting” of certain equity awards, each as set forth below; provided, however, that Employee will forfeit and not be paid the 2026 Annual Incentive Payment and will not be provided with accelerated equity vesting if (i) Employee is terminated by the Company for Cause; or (ii) Employee resigns with an effective date of resignation that is prior to August 31, 2026 without Company’s written consent.

(i)    Company will pay Employee a special payment equal to the bonus that he would have received under the FY2026 MSC Industrial Supply Co. Performance Bonus Plan (the “Bonus Plan”) had he remained employed through the payment date under the Bonus Plan, notwithstanding whether he remains employed through the date on which bonuses are paid under the Bonus Plan, less deductions and withholdings required by law and deductions authorized by Employee (the “2026 Annual Incentive Payment”). The 2026 Annual Incentive Payment will be paid in a single lump sum, less taxes and deductions required by law, on the earlier of (i) the date that bonuses are paid under the Bonus Plan to Company employees after the close of fiscal year 2026, or (ii) March 15, 2027. Upon payment of the 2026 Annual Incentive Payment, Company will provide Employee with a written explanation as to how the amount of such payment was determined.

(ii)    In addition, with respect to certain awards previously granted to Employee under the MSC Industrial Direct, Co. Inc. 2015 Omnibus Incentive Plan or the MSC Industrial Direct, Co. Inc. 2023 Omnibus Incentive Plan (collectively, the “Omnibus Plans”) which, as of the Separation Date, are not fully vested, effective as of the Separation Date, such awards shall be deemed to be vested in the amount and pursuant to the terms as set forth on Exhibit B attached to this Agreement (the “Accelerated Vesting”). Except as provided in this Paragraph 2(c)(ii) and Exhibit B hereto, the terms of the Omnibus Plans and the applicable Award Agreements received by the Employee will continue to apply.

3.    Termination.

(a)     Upon the Separation Date:
(i)    the Employee’s employment with the Company and any and all Affiliates shall terminate;
(ii)    the Employee’s salary and benefits from the Company will cease to accrue and the Employee will no longer have any right to contribute to any employee benefit plans or programs of the Company or any Affiliate;
(iii)    the Company will provide Employee with (A) all accrued, but unpaid, base salary through the Separation Date, payable on the next regularly scheduled payroll date of the Company, (B) any unpaid or unreimbursed expenses incurred in accordance with the Company policy, payable no later than thirty (30) days following the Separation Date.

(b)    On or after the Separation Date, the Company will direct the trustee or administrator to distribute the Employee’s vested accrued benefits, if any, in the Company’s pension and profit-sharing plans in accordance with the provisions of said plans. The Company will provide Employee the right to elect whatever group health plan continuation coverage to which the Employee and his dependents (at his/their own expense) are entitled pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986,

26 U.S.C. § 4980B et seq., (“COBRA”), and to provide assistance with respect to exercising any conversion rights provided under the Company’s group health plan(s). Employee is hereby informed that in addition to COBRA continuation coverage, there may be other coverage options for Employee and Employee’s dependents through the Health Insurance Marketplace (also known as “Exchanges”) under the Patient Protection and Affordable Care Act (“PPACA”). Employee should review all available options carefully, as Employee’s election of COBRA could affect his eligibility to obtain coverage through the Exchanges. Employee will receive a Notice of COBRA Continuation Coverage Rights separately, but outside of providing this COBRA Notice, the Company specifically does not accept any responsibility for guiding Employee or advising Employee about the timing constraints for such choices, or about Employee’s eligibility to obtain coverage through the Exchanges. The Company advises Employee to consult with his own counsel regarding his options and choices for securing the health care coverage that Employee desires to put into effect following Employee’s termination.

4.    Releases.

(a)    Employee, on Employee’s own behalf and on behalf of Employee’s agents, heirs, executors, administrators and assigns, voluntarily, knowingly and willingly releases and forever discharges the Company, each Affiliate (as defined below), and Company’s and each Affiliate’s respective partnerships, divisions, joint ventures, employee benefit plans, present or former officers, directors, partners, shareholders, employees, agents, trustees and administrators, predecessors, successors and assigns (each a “Releasee” and collectively, the "Releasees") from, and covenants not to sue or pursue any claim against any Releasee regarding, any and all contractual obligations, rights, claims, causes of action, charges, demands, damages and liabilities of every kind whatsoever, known or unknown, suspected or unsuspected (collectively, "Claims"), which Employee ever had, now has or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever arising from the beginning of time to the time Employee signs this Agreement, to the fullest extent permitted by law (the "Release"). This Release is a full and final general release of all Claims, including, but not limited to: any claims under federal statutes, regulations or common law including without limitation under the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act, Title VII of the 1964 Civil Rights Act, the Americans with Disabilities Act, the Americans with Disabilities Act Amendments Act, the Employee Retirement Income Security Act of 1974 (excluding claims for vested benefits), the National Labor Relations Act, the Family and Medical Leave Act, the Genetic Information Nondiscrimination Act, the Lily Ledbetter Fair Pay Act, the Worker Adjustment and Retraining Notification Act, the Sarbanes-Oxley Act, the Rehabilitation Act, VEVRAA, the Immigration and Naturalization Act, and Sections 1981 through 1988 of Title 42 of the United States Code, all as amended; claims under the common law, statutes, regulations, and ordinances in any state or locality in which Employee worked and any other applicable state or locality; any claims for compensatory or punitive damages, liquidated damages, attorneys fees, and costs; claims for retaliation, wrongful discharge, constructive discharge, promissory estoppel, breach of contract, failure to give notice, oppression, invasion of privacy, violations of any state and/or municipality whistle-blowing statutes or laws or fair employment statutes or laws; and any claims for violations of any other law, rule, regulation, or ordinance pertaining to employment, wages, hours, stock ownership, or any other terms and conditions of employment and separation of employment, and any other claims, counterclaims and/or third party claims, which have been, or could have been, asserted by Employee in any court, arbitration, or other forum arising out of or in any way related to the employment relationship between Employee and the Company or between Employee and any other Releasee or the separation thereof, to the fullest extent permitted by law; provided, however, that nothing in this release shall impair any vested retirement or 401(k) benefits Employee may have, any rights and obligations with respect to Employee’s equity awards granted under the Omnibus Plans, any claims to require the Company to honor its commitments set forth in this Agreement, or any claims to interpret or to determine the scope, meaning or effect of this Agreement. Notwithstanding the foregoing, the definition of "Claims" hereunder does not include any claim that arises after the date that Employee signs this

Agreement, any claim under unemployment or workers' compensation laws, and any claim that cannot, as a matter of law, be released by private agreement.

NOTE: You have the right to consider this Agreement for at least twenty-one days before accepting it. Before executing this Agreement and Release, Employee is advised to consult with an attorney of his choice, at his expense. THE PARTIES AGREE THAT ANY MODIFICATION TO THIS AGREEMENT WILL NOT RESTART THE 21 DAY CONSIDERATION PERIOD.

Further, you have the right to revoke this Agreement at any time within the seven-day period following the date you sign this Agreement. This Agreement shall not become effective or enforceable until the seven-day revocation period expires.

(b)    Employee and the Company further agree that they will execute the Release and Mutual Nondisparagement Agreement (the “Release Agreement”), in the form of Exhibit A hereto, on the Separation Date.

5.    Compliance with Older Workers Benefit Protection Act. By signing this Agreement, Employee specifically acknowledges and represents that:

(a)    Employee has been given a period of twenty-one days to consider the terms of this Agreement;
(b)    The terms of this Agreement are clear and understandable to Employee;
(c)    The benefits the Company will provide to Employee under this Agreement exceed the benefits that Employee was otherwise entitled to receive as an employee of the Company;
(d)    Employee has been advised to consult with an attorney (at Employee’s expense) prior to signing this Agreement; and
(e)    Employee has been advised that he has the right to revoke this Agreement at any time within the seven-day period following his signature of this Agreement.

6.    Affiliates. For purposes of this Agreement and the Release Agreement, “Affiliate” means (i) MSC Industrial Direct Co., Inc. (“Parent”); (ii) Engman-Taylor, an MSC Company, LLC; (iii) MSC Import Export LLC; (iv) MSC IndustrialSupply S. de. R.L. de C.V.; (v) Wm. F. Hurst Co., LLC; (vi) MSC Industrial Supply ULC; (vii) American Specialty Grinding Co., Inc.; (viii) Tru-Edge Grinding LLC, an MSC Company; (ix) Buckeye Industrial Supply Company LLC, an MSC Company; (x) All Integrated Solutions, Inc.; (xi) Tower Fasteners, LLC; (xii) Aptex, an MSC Company, (xiii) KAR Industrial, an MSC Company Inc.; (xiv) J&L America, Inc.; and (xv) any other subsidiary of Parent as of the date of this Agreement.
7.    Disclaimer Regarding Government Agency Claims. Employee understands that nothing contained in this Agreement, including without limitation the provisions of Paragraphs 4 and 8 of this Agreement, limits Employee’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, the Securities and Exchange Commission, or any similar federal, state or local governmental agency or commission charged with enforcing a law on behalf of the government (“Government Agencies”). Employee further understands that this Agreement does not limit Employee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information without prior notice to Parent, the Company, or any Affiliate. However, by signing this Agreement, Employee hereby waives and releases the right to recover damages and any other form of personal relief in any proceeding Employee may bring before any of the Government Agencies, and Employee further represents that Employee will not seek or be entitled to any monetary recovery or other personal relief in any action or proceeding that may be commenced on Employee’s behalf arising out of the matters released in this Agreement. Notwithstanding the foregoing, this Agreement does not limit Employee’s right to receive an award for information provided to any Government Agency under an established whistleblower program of such Government Agency. Nothing in this Agreement, however, is intended to waive the attorney-client or work product privileges of the Company or any Affiliate.
8.    Covenants. Employee shall continue to be bound by any continuing obligations set forth in the confidentiality, non-solicitation and non-competition agreements which Employee signed during Employee’s employment with the Company. Any breach of the restrictive covenant agreements by Employee shall entitle the Company (and each Affiliate, as applicable) to all relief set forth therein.
9.    Acknowledgement Regarding Legal Compliance. Employee acknowledges that he is subject to certain Company policies and securities laws and regulations prohibiting insider trading, in accordance with SEC requirements notwithstanding his change in role and future termination of employment. Following the Separation Date. Employee confirms that he will not trade in shares of MSC Industrial Direct Co., Inc. until after the date on which any information in his possession or knowledge ceases to be Material Nonpublic Information under applicable securities laws.
10.    Entire Agreement. Except for Employee’s applicable Award Agreements under the Omnibus Plans, and except for the covenants described in Paragraph 8 of this Agreement, the terms of which shall survive and be in addition to the terms of this Agreement to the extent not inconsistent with the terms of this Agreement, this Agreement contains the entire agreement between the Parties with respect to the subject matter hereof, and no agreements, representations, or statements of any Party relating to the subject matter hereof not contained herein shall be binding on such Party.

11.    Severability. The provisions of this Agreement are deemed severable, and the invalidity or unenforceability of any provision or part of this Agreement in any respect shall not affect the validity or enforceability of this Agreement in any other respect.

12.    Controlling Law. Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, as they are applied to contracts made and to be wholly performed in that state, regardless of choice of law principles to the contrary. To the fullest extent permitted by law, Employee and the Company agree to waive any right to a trial by jury regarding any dispute, claim or cause of action arising out of, concerning, or related to, Employee’s employment and services, Employee’s termination of employment, or this Agreement.

13.    Assignment/Binding Effect. Employee cannot assign any rights or obligations under this Agreement to any other party. This Agreement shall be binding upon, and inure to the benefit of, Employee and the Company and their respective heirs, successors, and legal representatives, and as to Company, its assigns.

14.    No Waiver. The waiver of compliance at any time with respect to any of the provisions, terms, or conditions of this Agreement shall not be considered a waiver of such provision, term, or condition itself, or bar enforcement of the provision, term, or condition.

15.    Amendment. This Agreement may not be altered or modified other than in a writing signed by Employee and an authorized representative of the Company.

16.    Effective Date. This Agreement shall not become effective and enforceable until the day after seven (7) days following its execution by Employee (the “Effective Date”), and may be revoked by Employee at any time within the seven-day period. Such notice shall not be effective unless provided to the Company no later than midnight on the last day of the seven-day revocation period. Notice shall be given by submitting a written statement of revocation via hand-delivery, mail, or e-mail to Julie Rockett, Chief People Officer, MSC Industrial Direct Co., Inc., 525 Harbour Place Drive, Davidson, NC 28036 or rockettj@mscdirect.com. Employee’s revocation must be in writing to be effective. No attempted revocation after the expiration of such seven-day period shall have any effect on the terms of this Agreement.

17.    Compliance with 409A. The intent of the parties is that any benefits and payments under this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended and the regulations thereunder (“Section 409A”), to the extent applicable, or be exempt therefrom, and accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for payment of any amounts or benefits subject to Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

18.    Counterparts. This Agreement may be executed in multiple counterparts, by actual or electronic signature, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and Employee have executed this Agreement on the date next to their signatures below.

EMPLOYEE:

SIGNED: /s/ Neal Dongre_______________________
     Neal Dongre

Date: 7/14/2026

COMPANY:

By: /s/ Julie Rockett____________________________
Name:     Julie Rockett
Title:     VP, Chief People Officer

Date: 7/14/2026

Exhibit A to Agreement and Release between Neal Dongre and Sid Tool Co., Inc. dba MSC Industrial Supply Co.

RELEASE AGREEMENT AND MUTUAL NONDISPARAGEMENT

THIS RELEASE AGREEMENT AND MUTUAL NONDISPARAGEMENT (the “Release Agreement”) is made this __________, day of ________, 2026, by and between Sid Tool Co., Inc. dba MSC Industrial Supply Co. (the “Company”) and Neal Dongre (“Employee”) (each a “Party” and collectively, the “Parties”).

WHEREAS, Employee’s employment with the Company ended on _________, 2026; and

WHEREAS, the Company and Employee, in connection with their agreement regarding Employee’s resignation from employment, entered into an Agreement and Release dated ___________________, 2026 (the “Agreement”); and

WHEREAS, pursuant to the terms of the Agreement, Employee has agreed to provide the release of claims as set forth in this Release Agreement; and

NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, Employee and the Company hereby agree as follows. Capitalized terms not defined in this Release Agreement shall have the meaning set forth in the Agreement:

1.    Separation from Employment. In April 2026, Employee and the Company agreed to Employee’s separation from employment with the Company effective on August 31, 2026, or such earlier Separation Date as provided in the Agreement. Employee’s employment with Company ended on ___________ (the “Separation Date”). The Company has paid Employee, or will pay on the next regular payday following the Separation Date, all salary payments or other compensation due and payable during the term of employment through and including the Separation Date. Employee acknowledges and agrees that he has been paid all other compensation and other amounts due to him by Company outside of the terms of this Release Agreement and has been provided all leave to which he was entitled during his employment.

2.    Release. Employee, on Employee’s own behalf and on behalf of Employee’s agents, heirs, executors, administrators and assigns, voluntarily, knowingly and willingly releases and forever discharges the Company, each Affiliate (as defined below), and Company’s and each Affiliate’s respective partnerships, divisions, joint ventures, employee benefit plans, present or former officers, directors, partners, shareholders, employees, agents, trustees and administrators, predecessors, successors and assigns (each a “Releasee” and collectively, the "Releasees") from, and covenants not to sue or pursue any claim against any Releasee regarding, any and all contractual obligations, rights, claims, causes of action, charges, demands, damages and liabilities of every kind whatsoever, known or unknown, suspected or unsuspected (collectively, "Claims"), which Employee ever had, now has or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever arising from the beginning of time to the time Employee signs this Agreement, to the fullest extent permitted by law (the "Release"). This Release is a full and final general release of all Claims, including, but not limited to: any claims under federal statutes, regulations or common law including without limitation under the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act, Title VII of the 1964 Civil Rights Act, the Americans with Disabilities Act, the Americans with Disabilities Act Amendments Act, the Employee Retirement Income Security Act of 1974 (excluding claims for vested benefits), the National Labor Relations Act, the Family and Medical Leave Act, the Genetic Information Nondiscrimination Act, the Lily Ledbetter Fair Pay Act, the Sarbanes-Oxley Act, the Rehabilitation Act, VEVRAA, the Immigration and Naturalization Act, and Sections 1981 through 1988 of Title 42 of the United States Code, all as amended; claims under the common law, statutes, regulations, and ordinances in any state or locality in which Employee worked and any other applicable state or locality; any claims for compensatory or punitive damages, liquidated damages, attorneys fees, and costs; claims for retaliation, wrongful discharge, constructive discharge, promissory estoppel, breach of contract, failure to give notice, oppression, invasion of privacy, violations of any state and/or municipality whistle-blowing statutes or laws or fair employment statutes or laws; and any claims for violations of any other law, rule, regulation, or ordinance pertaining to employment, wages, hours, stock ownership, or any other terms and conditions of employment and separation of employment, and any other claims, counterclaims and/or third party claims, which have been, or could have been, asserted by Employee in any court, arbitration, or other forum arising out of or in any way related to the employment relationship between Employee and the Company or between Employee and any other Releasee or the separation thereof, to the fullest extent permitted by law; provided, however, that nothing in this release shall impair any vested retirement or 401(k) benefits Employee may have as of Employee’s Separation Date, any rights with respect to COBRA continuation coverage under any group health plan of the Company, any rights and obligations on and after the Separation Date with respect to Employee’s equity awards granted under the Omnibus Plans, any claims to require the Company to honor its commitments set forth in this Agreement, or any claims to interpret or to determine the scope, meaning or effect of this Agreement. Notwithstanding the foregoing, the definition of "Claims" hereunder does not include any claim that arises after the date that Employee signs this Agreement, any claim under unemployment or workers' compensation laws, and any claim that cannot, as a matter of law, be released by private agreement.

NOTE: You, Employee, have the right to consider this Release Agreement for at least twenty-one days before accepting it. Before executing this Release Agreement and Release, Employee is advised to consult with an attorney of his choice, at his expense. THE PARTIES AGREE THAT ANY MODIFICATION TO THIS AGREEMENT WILL NOT RESTART THE 21 DAY CONSIDERATION PERIOD.

Further, you have the right to revoke this Release Agreement at any time within the seven-day period following the date you sign this Agreement. This Release Agreement shall not become effective or enforceable until the seven-day revocation period expires.

3.    Compliance with Older Workers Benefit Protection Act. By signing this Release Agreement, Employee specifically acknowledges and represents that:

    (a)    Employee has been given a period of twenty-one days to consider the terms of this Release Agreement;
    (b)    The terms of this Release Agreement are clear and understandable to Employee;
    (c)    The benefits the Company will provide to Employee under this Release Agreement exceed the benefits that Employee was otherwise entitled to receive as an employee of the Company;
    (d)    Employee has been advised to consult with an attorney (at Employee’s expense) prior to signing this Agreement; and
    (e)    Employee has been advised that he has the right to revoke this Release Agreement at any time within the seven-day period following his signature of this Agreement.

4.    Return of Property. The Company will return to Employee all of his personal effects and property which are in the Company’s possession or control. Employee represents and covenants that he has returned to the Company all property of the Company and any property of any Affiliate (as defined in the Agreement) including, but not limited to, all keys to the Company’s or any Affiliate’s offices, equipment, all originals and copies of documents, customer lists, customer data, customer contact information, designs, written information, forms, formulae, plans, blueprints, documents, emails, social media accounts, papers, brochures, or other written or computer material or data, training materials, compilations, analyses, studies, lists, financial data, technology, employee handbooks, programs, software or firmware, flow charts, records, manuals, policies, tapes, diskettes, keys, access codes, e-mails, credit cards, computers, computer drives or devices used to store information, passwords, vendor and supplier specifications and contact information, proposals, bids and other physical or electronic property of any kind, or copies of the same, belonging to the Company or any Affiliate in Employee’s custody, possession or control or which are in the possession, custody or control of his agents, including, but not limited to, all originals, copies and summaries of any of the Company’s or any Affiliate’s confidential or proprietary information. Employee will also provide Company and each Affiliate, as applicable, with all passwords, codes and any other information necessary to access or locate information maintained, prepared or received by Employee related to the business of Company or any Affiliate or any other work performed by Employee during his employment to the fullest extent permitted by law. Without limiting the foregoing, Employee also agrees that to the extent he receives any information or communications from third parties on his personal email or voicemail accounts related to the business of Company or any Affiliate, he will immediately forward such information or communication to the then current General Counsel of Company, and will delete and not retain any copy or summary of the information or communication.

5.    Cooperation. Employee agrees to cooperate in good faith with Parent and the Company to provide all information (or testimony on non-privileged matters) that Parent or the Company may hereafter reasonably request with respect to matters including but not limited to administrative, judicial, legal, or other proceedings, inquiries or investigations, involving Employee’s present or former relationship with Parent, the Company, or any Affiliate, the work Employee has performed, or present or former associates or clients of Parent, the Company, or any Affiliate, so long as such requests do not unreasonably interfere with any other job in which Employee is engaged. The Company agrees to reimburse Employee for all reasonable out-of-pocket costs Employee shall incur in connection with such cooperation, unless prohibited by applicable law or regulation; provided, however, that nothing in this Paragraph 5 shall be construed to create any additional advancement or reimbursement obligations with respect to any matter subject to indemnification.
6.    Nondisparagement.

(a)    By Employee. Employee also agrees that he will at all times hereafter refrain from making any disparaging, untrue, misleading or similar statements or representations regarding Company, any Affiliate, or their predecessors, successors, assigns, officers, directors and employees, whether orally or in writing, including but not limited to comments about any of Company’s or any Affiliate’s products, services or business practices.

(b)    By Company. Company agrees that it will use its best efforts to prevent its officers and senior management from making in the course of their employment any disparaging, untrue, misleading or similar statements or representations regarding Employee.

Provided, however, that nothing in this Agreement shall prevent either Party, or any such officer or senior management employee, from providing truthful testimony if required by subpoena or order of a court or other governmental entity with jurisdiction over the Party or such officer or senior management employee (as applicable) or by law enforcement, as applicable.

7.    Disclaimer Regarding Government Agency Claims. Employee understands that nothing contained in this Agreement, including without limitation the provisions of Paragraphs 2 and 6 of this Agreement, limits Employee’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, the Securities and Exchange Commission, or any similar federal, state or local governmental agency or commission charged with enforcing a law on behalf of the government (“Government Agencies”). Employee further understands that this Agreement does not limit Employee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information without prior notice to Parent, the Company, or any Affiliate. However, by signing this Agreement, Employee hereby waives and releases the right to recover damages and any other form of personal relief in any proceeding Employee may bring before any of the Government Agencies, and Employee further represents that Employee will not seek or be entitled to any monetary recovery or other personal relief in any action or proceeding that may be commenced on Employee’s behalf arising out of the matters released in this Agreement. Notwithstanding the foregoing, this Agreement does not limit Employee’s right to receive an award for information provided to any Government Agency under an established whistleblower program of such Government Agency. Nothing in this Agreement, however, is intended to waive the attorney-client or work product privileges of Parent, the Company or any Affiliate.

8.    No Admission. Employee understands and agrees that this Release Agreement is not an admission of liability by any person or entity and that the Company admits no liability with respect to any matter.

9.    Ownership of Claims. Employee represents and warrants that Employee is the sole and lawful owner of all rights, title, and interest in and to all released matters, claims, and demands referred to herein. Employee further represents and warrants that there has been no assignment or other transfer of any interest in such matter, claims, or demands which Employee may have against the Company or any other Releasee.
10.    Severability. The provisions of this Release Agreement are severable, and if any part of it is found to be unenforceable, the other paragraphs and provisions shall remain fully valid and enforceable.

11.    Entire Agreement. With the exception of (i) the provisions of the Agreement that survive termination of Employee’s employment, (ii) Employee’s applicable Award Agreements under the Omnibus Plans (except as modified in this Agreement), and (ii) the terms of any other prior agreement by the Employee to return the property of Company or any Affiliate, not to disparage the Company or any Affiliate, to maintain the confidentiality of and not use or disclose the Company’s or any Affiliate’s confidential, proprietary or trade secret information, to not compete with Company or solicit its customers, business associates, and/or employees, and the enforcement provisions attendant thereto, the terms of which shall survive and be in addition to the terms of this Release Agreement to the extent not inconsistent with the terms of this Release Agreement, this Release Agreement contains the entire agreement between the parties with respect to the subject matter hereof.

12.    Controlling Law. Waiver of Jury Trial. This Release Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, as they are applied to contracts made and to be wholly performed in this state, regardless of choice of law principles to the contrary. To the fullest extent permitted by law, Employee and the Company, agree to waive any right to a trial by jury regarding any dispute, claim or cause of action arising out of, concerning, or related to, Employee’s employment and services, Employee’s termination of employment, or this Agreement.

13.    Construction. This Agreement shall not be construed in favor of one Party or against the other.
14.    No Waiver. The failure to insist upon compliance with any term, covenant, or condition contained in this Agreement shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power contained in this Agreement at any one or more times be deemed a waiver or relinquishment of any right or power at any other time or times.
15.    Amendment. This Agreement may not be altered or modified other than in a writing signed by Employee and an authorized representative of the Company.

16.    Compliance with 409A. The intent of the parties is that any benefits and payments under this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended and the regulations thereunder (“Section 409A”), to the extent applicable, or be exempt therefrom, and accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for payment of any amounts or benefits subject to Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

17.    Effective Date. This Release Agreement shall not become effective and enforceable until the day after seven (7) days following its execution by Employee (the “Effective Date”), and may be revoked by Employee at any time within the seven-day period. Such notice shall not be effective unless provided to the Company no later than midnight on the last day of the seven-day revocation period. Notice shall be given by submitting a written statement of revocation via hand-delivery, mail, or e-mail to Julie Rockett, Chief People Officer, MSC Industrial Direct Co., Inc., 525 Harbour Place Drive, Davidson, NC 28036 or rockettj@mscdirect.com. Employee’s revocation must be in writing to be effective. No attempted revocation after the expiration of such seven-day period shall have any effect on the terms of this Release Agreement.

18.    Counterparts. This Agreement may be executed in multiple counterparts, by actual or electronic signature, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.
This Agreement was given to Employee on ______________, 2026. Please sign below and return this Agreement on the Separation Date. This Agreement may not be signed prior to Employee’s Separation Date.

IN WITNESS WHEREOF, the Company and Employee have executed this Agreement on the date next to their signatures below.

EMPLOYEE:

SIGNED: ____________________________________
     Neal Dongre

Date: _________________

COMPANY:

By: _________________________________________
Name:
Title:

Date: _____________

Exhibit B to Agreement and Release between Neal Dongre and Sid Tool Co., Inc. dba MSC Industrial Supply Co.

Associate Name:  Neal Dongre (“you”)

Additional Vesting of Awards under the Omnibus Plans

Effective as of the Separation Date, Awards under the MSC Industrial Direct, Co. Inc. 2015 Omnibus Incentive Plan or the MSC Industrial Direct Co., Inc. 2023 Omnibus Incentive Plan (collectively, the “Omnibus Plans”) held by you on the Separation Date shall be deemed to be vested as follows (“Accelerated Vesting”):

Date Award Granted	Type of Award	Next Vesting Date	Accelerated Vesting	Total Vesting
11/4/22	RSU	11/4/26	379	379
11/3/23	RSU	11/3/26	447	447
11/4/24	RSU	11/4/26	698	698
11/3/25	RSU	11/3/26	663	663
GRAND TOTAL =				2,187

The vesting provisions set forth above are determined in accordance with the following:

•For any Restricted Stock Awards, Restricted Stock Unit Awards, Performance Share Award and other share-based Awards receiving Accelerated Vesting, any restrictions applicable to each such Award will lapse with respect to the number of Shares that would have vested on the next scheduled vesting date for such Award and any performance conditions imposed with respect to such Shares shall be deemed to be achieved at target performance levels or as otherwise provided in the applicable Award Agreement.

For purposes of this Exhibit B, capitalized terms not otherwise defined in this Agreement shall have the meanings prescribed under the applicable Omnibus Plan.  Except as provided in this Exhibit B, the terms of the Omnibus Plans and the applicable Award Agreements received by you will continue to apply.

B-1